EXHIBIT 10.3


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                        ADMINISTRATIVE SERVICES AGREEMENT

     Synergy   Resources  Inc.   ("Synergy")  and  Petroleum   Management,   LLC
("Petromanagement") agree as follows:

1. Petromanagement will provide the following to Synergy:

     A. Office space and equipment yard at 20203 Highway 60, Platteville, Colorado 80651, Colorado for $10,000 per month.
     B. Secretarial service, word processing, answering service, office equipment, telephone, fax, email and office supplies for $10,000 per month. Postage and courier charges will be billed separately at cost.
     C. Additional employees as may be needed in-house such as a landmen, accountants and operations personnel, whose salary, compensation and benefits shall be charged to Synergy at cost.
     D. Geologists, engineers, landmen and other independent contractor oil and gas professionals on an as needed basis. The charge for providing the services of such professionals will be the actual cost billed by such professionals to Petromanagement or billed to Synergy.

2. All amounts payable to Petromanagement by Synergy will be due within 30 days of invoicing by Petromanagement.

3. Either party may terminate this Agreement on 30 days notice to the other party. If this Agreement is terminated by Synergy prior to June 30, 2008 and for reasons other than the breach of any provisions of this Agreement by Petromanagement, then Synergy will pay Petromanagement a termination fee equal to that paid pursuant to Section 1 of this Agreement for the prior 60 days.

4. Any dispute relating to this Agreement will be settled through binding arbitration in Denver, Colorado in accordance with the commercial arbitration rules of the American Arbitration Association.

DATED:  June 11, 2008

 AGREED TO AND ACCEPTED:
                                           SYNERGY RESOURCES, INC.


                                           By /s/ Ed Holloway
                                              -----------------------------
                                              Ed Holloway, President


                                           PETROLEUM MANAGEMENT, LLC


                                           By /s/ William E. Scaff, Jr.
                                              -----------------------------
                                              Authorized Officer


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